Exhibit 32.2

SECTION 906 CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) in connection with the quarterly report on Form 10-Q of Grace Therapeutics, Inc. for the quarterly period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer hereby certifies, to such officer’s knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Grace Therapeutics, Inc.

/s/ Robert DelAversano
Name:	Robert DelAversano
Title:	Principal Financial Officer
Date:	August 13, 2026

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed “filed” by Grace Therapeutics, Inc. for purposes of §18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.